UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2009
MannKind Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

28903 North Avenue Paine	91355
Valencia, California	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (661) 775-5300
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Report, the “Company,” “we,” “us” and “our” refer to MannKind Corporation.
Item 8.01 Other Events.
On August 5, 2009, we entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc., as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale of 7,400,000 shares of our common stock, par value $0.01 per share (1,000,000 shares of which were purchased from the Underwriters by our chairman, chief executive officer and principal stockholder, Alfred E. Mann). Under the terms of the Underwriting Agreement, we also granted the Underwriters an option to purchase up to an additional 960,000 shares of common stock to cover over-allotments which was exercised in full. The 7,360,000 shares sold to the public were sold at a public offering price of $7.35 per share, and were purchased by the Underwriters from us at a price of $7.07 per share. The 1,000,000 shares sold to Mr. Mann were sold at a price per share of $8.11 in accordance with applicable Nasdaq rules, and the Underwriters did not receive any underwriting discounts or commissions on those shares. Therefore, the total net proceeds to the Company, after deducting underwriting discounts and commissions and other estimated offering expenses, was approximately $59.7 million.
The offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-145282) previously filed with and declared effective by the Securities and Exchange Commission. The Underwriting Agreement is filed as Exhibit 1.1 to this Report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley Godward Kronish LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.
On August 5, 2009, we issued a press release announcing the pricing of the offering and on August 10, 2009, we issued a press release announcing the completion of the offering. Copies of these press releases are attached as Exhibit 99.1 and Exhibit 99.2 hereto, respectively.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 5, 2009

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1)

99.1	Press release announcing pricing of offering

99.2	Press release announcing completion of offering

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION
By:	/s/ David Thomson
	Name:	David Thomson, Ph.D., J.D.
	Title:	Corporate Vice President, General Counsel and Secretary

Dated: August 10, 2009

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 5, 2009

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1)

99.1	Press release announcing pricing of offering

99.2	Press release announcing completion of offering